EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated August 3, 1993 appearing on pages 20 and S-2 of Tyco International Ltd.'s Annual Reports on Form 10-K for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Boston, Massachusetts
August 2, 1996